Verisign Reports First Quarter 2017 Results

RESTON, VA - Apr. 27, 2017 - VeriSign, Inc. (NASDAQ: VRSN), a global leader in domain names and internet security, today reported financial results for the first quarter of 2017.

First Quarter GAAP Financial Results
VeriSign, Inc. and subsidiaries (“Verisign”) reported revenue of $289 million for the first quarter of 2017, up 2.4 percent from the same quarter in 2016. Verisign reported net income of $116 million and diluted earnings per share (diluted “EPS”) of $0.94 for the first quarter of 2017, compared to net income of $107 million and diluted EPS of $0.82 for the same quarter in 2016. The operating margin was 60.7 percent for the first quarter of 2017 compared to 59.2 percent for the same quarter in 2016.

First Quarter Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $119 million and diluted EPS of $0.96 for the first quarter of 2017, compared to net income of $112 million and diluted EPS of $0.85 for the same quarter in 2016. The non-GAAP operating margin was 65.1 percent for the first quarter of 2017 compared to 63.3 percent for the same quarter in 2016. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“I’m pleased with the first quarter results and the consistency of our teams in generating growth and delivering long-term value for our stockholders,” said Jim Bidzos, Executive Chairman, President and Chief Executive Officer.

Financial Highlights

•	Verisign ended the first quarter with cash, cash equivalents and marketable securities of $1.8 billion, a decrease of $12 million from year-end 2016.

•	Cash flow from operations was $148 million for the first quarter of 2017, compared with $150 million for the same quarter in 2016.

•	Deferred revenues on March 31, 2017, totaled $1.01 billion, an increase of $37 million from year-end 2016.

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During the first quarter, Verisign repurchased 1.8 million shares of its common stock for $150 million. At March 31, 2017, $920 million remained available and authorized under the current share repurchase program which has no expiration.

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For purposes of calculating diluted EPS, the first quarter diluted share count included 21.3 million shares related to subordinated convertible debentures, compared with 21.1 million shares for the same quarter in 2016. These represent dilutive shares and not shares that have been issued.

Business Highlights

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Verisign ended the first quarter with 143.6 million .com and .net domain name registrations in the domain name base, a 1.0 percent increase from the end of the first quarter of 2016, and a net increase of 1.4 million during the first quarter of 2017.

•	In the first quarter, Verisign processed 9.5 million new domain name registrations for .com and .net, as compared to 10.0 million for the same quarter in 2016.

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The final .com and .net renewal rate for the fourth quarter of 2016 was 67.6 percent compared with 73.3 percent for the same quarter in 2015. Renewal rates are not fully measurable until 45 days after the end of the quarter.

Non-GAAP Financial Measures and Adjusted EBITDA
Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, management typically discloses and discusses certain non-GAAP financial information in quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: stock-based compensation, unrealized gain/loss on the contingent interest derivative on the subordinated convertible debentures, and non-cash interest expense. Non-GAAP net income is decreased by amounts accrued, if any, during the period for contingent interest payable resulting from upside or downside triggers related to the subordinated convertible debentures and is adjusted for an income tax rate of 26 percent which differs from the GAAP income tax rate.
On a quarterly basis, Verisign also provides Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure and is calculated in accordance with the terms of the indentures governing Verisign’s 4.625% senior notes due 2023 and 5.25% senior notes due 2025. Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, stock-based compensation, unrealized gain / loss on the contingent interest derivative on the subordinated convertible debentures and unrealized gain / loss on hedging agreements.
Management believes that this non-GAAP financial data supplements the GAAP financial data by providing investors with additional information that allows them to have a clearer picture of Verisign’s operations and financial performance and the comparability of Verisign’s operating results from period to period. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP.

The tables appended to this release include a reconciliation of the non-GAAP financial information to the comparable financial information reported in accordance with GAAP for the given periods.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EDT) to review the first quarter 2017 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (913) 312-1504 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at https://investor.verisign.com. An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at https://investor.verisign.com.

About Verisign
Verisign, a global leader in domain names and internet security, enables internet navigation for many of the world’s most recognized domain names and provides protection for websites and enterprises around the world. Verisign ensures the security, stability and resiliency of key internet infrastructure and services, including the .com and .net domains and two of the internet’s root servers, as well as performs the root zone maintainer function for the core of the internet’s Domain Name System (DNS). Verisign’s Security Services include intelligence-driven Distributed Denial of Service Protection and Managed DNS. To learn more about what it means to be Powered by Verisign, please visit Verisign.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, whether the U.S. Department of Commerce will approve any exercise by us of our right to increase the price per .com domain name, under certain circumstances, the uncertainty of whether we will be able to demonstrate to the U.S. Department of Commerce that market conditions warrant removal of the pricing restrictions on .com domain names and the uncertainty of whether we will experience other negative changes to our pricing terms; the failure to renew key agreements on similar terms, or at all; new or existing governmental laws and regulations in the U.S. or other applicable foreign jurisdictions; system interruptions, security breaches, attacks on the internet by hackers, viruses, or intentional acts of vandalism; the uncertainty of the impact of changes to the multi-stakeholder model of internet governance; changes in internet practices and behavior and the adoption of substitute technologies; the success or failure of the evolution of our markets; the operational and other risks from the introduction of new gTLDs by ICANN and our provision of back-end registry services; the highly competitive business environment in which we operate; whether we can maintain strong relationships with registrars and their resellers to maintain their marketing focus on our products and services; challenging global economic conditions; economic, legal and political risk associated with our international operations; our ability to protect and enforce our rights to our intellectual property and ensure that we do not infringe on others’ intellectual property; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; the impact of our new strategic initiatives, including our IDN gTLDs; whether we can retain and motivate our senior management and key employees; the impact of unfavorable tax rules and regulations; and our ability to continue to reinvest offshore our foreign earnings. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended

Dec. 31, 2016, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

©2017 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$454,592	$231,945
Marketable securities	1,331,780	1,565,962
Other current assets	30,852	44,435
Total current assets	1,817,224	1,842,342
Property and equipment, net	262,352	266,125
Goodwill	52,527	52,527
Deferred tax assets	20,264	9,385
Deposits to acquire intangible assets	145,000	145,000
Other long-term assets	18,152	19,193
Total long-term assets	498,295	492,230
Total assets	$2,315,519	$2,334,572
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$155,006	$203,920
Deferred revenues	718,488	688,265
Subordinated convertible debentures, including contingent interest derivative	625,893	629,764
Total current liabilities	1,499,387	1,521,949
Long-term deferred revenues	293,890	287,424
Senior notes	1,237,648	1,237,189
Deferred tax liabilities	359,137	371,433
Other long-term tax liabilities	113,206	117,172
Total long-term liabilities	2,003,881	2,013,218
Total liabilities	3,503,268	3,535,167
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares:324,973 at March 31, 2017 and 324,118 at December 31, 2016; Outstanding shares:101,843 at March 31, 2017 and 103,091 at December 31, 2016	325	324
Additional paid-in capital	16,838,202	16,987,488
Accumulated deficit	(18,023,169)	(18,184,954)
Accumulated other comprehensive loss	(3,107)	(3,453)
Total stockholders’ deficit	(1,187,749)	(1,200,595)
Total liabilities and stockholders’ deficit	$2,315,519	$2,334,572

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues	$288,614	$281,876
Costs and expenses:
Cost of revenues	50,669	50,582
Sales and marketing	18,322	20,027
Research and development	13,344	16,743
General and administrative	31,008	27,757
Total costs and expenses	113,343	115,109
Operating income	175,271	166,767
Interest expense	(29,023)	(28,804)
Non-operating income, net	1,301	3,121
Income before income taxes	147,549	141,084
Income tax expense	(31,137)	(33,628)
Net income	116,412	107,456
Unrealized gain on investments	365	935
Realized gain on investments, included in net income	(19)	(66)
Other comprehensive income	346	869
Comprehensive income	$116,758	$108,325

Earnings per share:
Basic	$1.14	$0.98
Diluted	$0.94	$0.82
Shares used to compute earnings per share
Basic	102,467	109,592
Diluted	124,464	131,581

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net income	$116,412	$107,456
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	13,102	14,867
Stock-based compensation	12,563	11,759
Payment of contingent interest	(7,719)	(6,544)
Amortization of debt discount and issuance costs	3,493	3,267
Other, net	(1,436)	(1,844)
Changes in operating assets and liabilities:
Other assets	14,196	2,745
Accounts payable and accrued liabilities	(59,889)	(31,537)
Deferred revenues	36,689	30,998
Net deferred income taxes and other long-term tax liabilities	20,775	18,477
Net cash provided by operating activities	148,186	149,644
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	1,049,795	900,810
Purchases of marketable securities	(813,459)	(874,031)
Purchases of property and equipment	(9,654)	(7,082)
Other investing activities	12,092	—
Net cash provided by investing activities	238,774	19,697
Cash flows from financing activities:
Proceeds from employee stock purchase plan	7,997	8,084
Repurchases of common stock	(173,048)	(172,360)
Net cash used in financing activities	(165,051)	(164,276)
Effect of exchange rate changes on cash and cash equivalents	738	301
Net increase in cash and cash equivalents	222,647	5,366
Cash and cash equivalents at beginning of period	231,945	228,659
Cash and cash equivalents at end of period	$454,592	$234,025
Supplemental cash flow disclosures:
Cash paid for interest	$28,189	$27,028
Cash paid for income taxes, net of refunds received	$17,861	$13,711

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2017		2016
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$175,271	$116,412	$166,767	$107,456
Adjustments:
Stock-based compensation	12,563	12,563	11,759	11,759
Unrealized loss (gain) on contingent interest derivative on the subordinated convertible debentures		893		(1,065)
Non-cash interest expense		3,493		3,267
Contingent interest payable on subordinated convertible debentures		(3,808)		(3,346)
Tax adjustment		(10,642)		(5,813)
Non-GAAP	$187,834	$118,911	$178,526	$112,258

Revenues	$288,614		$281,876
Non-GAAP operating margin	65.1%		63.3%
Diluted shares		124,464		131,581
Diluted EPS, non-GAAP		$0.96		$0.85

VERISIGN, INC.
RECONCILIATION OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

The following table reconciles GAAP net income to non-GAAP Adjusted EBITDA for the periods shown below (in thousands):

	Three Months Ended March 31,		Four Quarters Ended March 31,
	2017	2016	2017
Net Income	$116,412	$107,456	$449,601
Interest expense	29,023	28,804	115,783
Income tax expense	31,137	33,628	138,037
Depreciation and amortization	13,102	14,867	56,402
Stock-based compensation	12,563	11,759	50,848
Unrealized loss (gain) on contingent interest derivative on the subordinated convertible debentures	893	(1,065)	(444)
Unrealized loss (gain) on hedging agreements	495	562	(156)
Non-GAAP Adjusted EBITDA	$203,625	$196,011	$810,071

VERISIGN, INC.
STOCK-BASED COMPENSATION CLASSIFICATION
(In thousands)
(Unaudited)

The following table presents the classification of stock-based compensation:

	Three Months Ended March 31,
	2017	2016
Cost of revenues	$1,735	$1,841
Sales and marketing	1,429	1,633
Research and development	1,496	1,703
General and administrative	7,903	6,582
Total stock-based compensation expense	$12,563	$11,759